Exhibit 31.2

California Micro Devices

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, R. Gregory Miller, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-Q/A (this “Amendment”) to quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2004, of California Micro Devices Corporation, a California corporation (“registrant”);

2. Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment;

3. Based on my knowledge, the financial statements, and other financial information included in this Amendment fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Amendment;

Date: June 30, 2005

By:	/S/ R. GREGORY MILLER
R. Gregory Miller
Vice President Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)